CONSULTING  AGREEMENT


     CONSULTING AGREEMENT dated as of January 31, 2000 between ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., a Florida corporation, ("ADVC"), on the one hand, and M. RICHARD CUTLER ("Cutler" or "Consultant"), on the other hand.


     WHEREAS:

     A. Consultant has agreed to render consulting services with regard to the negotiation and completion of a stock exchange between ADVC and the sole shareholder of Smart Investment.com, Inc., a Nevada corporation (the "SICI Shareholder").

     B. In the event ADVC is able to complete the Stock Exchange with the SICI Shareholder, ADVC wishes to compensate Consultant for his consulting services.


     NOW  THEREFORE,  it  is  agreed:

     1.     Cash  Compensation.  ADVC  shall  pay  by  bank wire to Consultant a
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consulting  fee of $50,000.00 immediately upon the execution of a stock exchange agreement with the SICI Shareholder. In addition, ADVC shall deliver to Consultant an aggregate of 20,000 freely tradeable shares of common stock of ADVC.

     2.     Stock  Compensation.  ADVC  shall  pay  and  cause  to  be issued to
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Consultant,  or  his assigns, a consulting fee of 400,000 shares of common stock of ADVC (the "Shares") immediately upon the execution of a stock exchange agreement with the SICI Shareholder. Such shares shall be subject to registration by ADVC on Form S-8, at ADVC's sole expense, within 15 days of ADVC closing on the stock exchange agreement with the SICI Shareholder.

     3.     Miscellaneous.  This  Agreement (i) shall be governed by the laws of
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the  State  of  California;  (ii)  may be executed in counterparts each of which shall constitute an original; (iii) shall be binding upon the successors, representatives, agents, officers and directors of the parties; and (iv) may not be modified or changed except in a writing signed by all parties.

     This Consulting Agreement has been executed as of the date first above written.


ADVANCED  COMMUNICATIONS  TECHNOLOGIES,  INC.


/S/Roger May
By:     Roger  May,  Chief  Executive  Officer  and  President


CONSULTANT

/s/ M. Richard Cutler
M.  Richard  Cutler